Exhibit 99.8

November 4, 2019

Dear Wright Sales Team Member:

I am excited to share the news that Wright announced a definitive agreement to be acquired by Stryker, one of the world’s leading medical technology companies. We believe that by becoming part of Stryker, Wright Medical will be positioned better than ever to provide customers with a more comprehensive upper extremities, foot and ankle and biologics portfolio of products, as well as innovative digital technology solutions and enhanced clinical support.

Together, we will offer the most comprehensive upper and lower extremity product portfolio in the industry and enhancing our ability to provide solutions that enable clinicians to improve quality of life for patients worldwide. The combined company expects to accelerate growth by benefitting from our combined sales and distribution networks, broad product portfolio and deep customer relationships. As such, we believe this combination will generate long-term value for our customers, our employees, and our shareholders. You can find more details regarding the proposed acquisition in the attached press release.

Next Steps

We expect the transaction to close in the second half of 2020. It is very important that you keep in mind that we and Stryker must operate as independent companies until the transaction closes. Therefore, we must compete as vigorously as we did before the announcement of the transaction.

In the coming weeks, we will form teams to plan our integration and begin preparing for a successful Day One following the close of the transaction, when both businesses begin operating as one company.

We will regularly communicate the integration plans as we move through the process. Wright’s Sales Leadership will be in touch within the next few days to answer any questions that you may have. In the near-term through the closing of the transaction, no significant integration-related changes are expected. It is vitally important that our entire global sales organization continues to focus on executing sales objectives to minimize revenue disruption and continue to deliver outstanding service to all of our customers. This means that you will continue to work with your existing accounts and manage your current Wright product portfolio as you do today.

Your sales leadership team will be scheduling a conference call to discuss this proposed transaction with you. Please look for this meeting notice in your email.

If you have any immediate questions, please feel free to contact Kevin Cordell, Tim Lanier, Patrick Fisher, Steve Wallace, Peter Cooke or me.

In closing, the combination will bring together two companies with a rich heritage of innovation and represents an exciting next chapter for our company and for all our Sales Team members and Distributors. We hope you share our enthusiasm about the opportunities ahead.

Sincerely,

Robert J. Palmisano

President and Chief Executive Officer

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This communication includes forward-looking statements that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those implied by the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of the Company and members of its senior management team and can typically be identified by words such as “believe,” “expect,” “estimate,” “predict,” “target,” “potential,” “likely,” “continue,” “ongoing,” “could,” “should,” “intend,” “may,” “might,” “plan,” “seek,” “anticipate,” “project” and similar expressions, as well as variations or negatives of these words. Forward-looking statements include, without limitation, statements regarding the proposed transaction, prospective performance, future plans, events, expectations, performance, objectives and opportunities and the outlook for the Company’s business; the commercial success of the Company’s products, including the ability to achieve wide market acceptance of the Company’s products due to clinical, regulatory, cost reimbursement and other issues; filings and approvals relating to the proposed transaction; the expected timing of the completion of the proposed transaction; the ability to complete the proposed transaction considering the various closing conditions; and the accuracy of any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties as to the timing of the tender offer and other proposed transactions; uncertainties as to how many of the

Company’s shareholders will tender their shares in the offer or approve the resolutions to be solicited at the extraordinary general meeting (the “EGM”); the possibility that various closing conditions for the proposed transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase agreement; the effects of the proposed transaction (or the announcement thereof) on relationships with associates, customers, other business partners or governmental entities; transaction costs; the risk that the proposed transaction will divert management’s attention from the Company’s ongoing business operations; changes in the Company’s businesses during the period between now and the closing; risks associated with litigation; and other risks and uncertainties detailed from time to time in documents filed with the Securities and Exchange Commission (the “SEC”) by the Company, including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the Schedule 14D-9, proxy statement and other documents to be filed by the Company. All forward-looking statements are based on information currently available to the Company, and the Company assumes no obligation to update any forward-looking statements.

IMPORTANT INFORMATION FOR INVESTORS AND SECURITY HOLDERS

The tender offer for Wright’s outstanding ordinary shares referenced herein has not yet commenced. This announcement is not a recommendation, an offer to purchase or a solicitation of an offer to sell ordinary shares of Wright or any other securities. This communication may be deemed to be solicitation material in respect of the EGM Proposals (defined below). At the time the tender offer is commenced, Stryker will file with the SEC a Tender Offer Statement on Schedule TO, and Wright will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9. Wright also intends to file with the SEC a proxy statement in connection with the EGM, at which the Wright shareholders will vote on certain proposed resolutions (the “EGM Proposals”) in connection with the transactions referenced herein, and will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the EGM. SHAREHOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT (INCLUDING THE OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS), THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 AND THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO ANY OF THE FOREGOING) WHEN SUCH DOCUMENTS BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION THAT PERSONS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR ORDINARY SHARES OR MAKING ANY VOTING DECISION. Shareholders can obtain these documents when they are filed and become available free of charge from the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by Stryker will be available free of charge on Stryker’s website, www.stryker.com, or by contacting Stryker’s investor relations department at

katherine.owen@stryker.com. Copies of the documents filed with the SEC by Wright will be available free of charge on Wright’s website, www.wright.com, or by contacting Wright’s investor relations department at julie.dewey@wright.com. In addition, Wright shareholders may obtain free copies of the tender offer materials by contacting the information agent for the tender offer that will be named in the Tender Offer Statement on Schedule TO.

PARTICIPANTS IN THE SOLICITATION

Wright, its directors and executive officers and other members of its management and employees, as well as Stryker and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from Wright’s shareholders in connection with the EGM Proposals. Information about Wright’s directors and executive officers and their ownership of Wright’s ordinary shares is set forth in the proxy statement for Wright’s 2019 annual general meeting of shareholders, which was filed with the SEC on May 17, 2019. Information about Stryker’s directors and executive officers is set forth in the proxy statement for Stryker’s 2019 annual meeting of shareholders, which was filed with the SEC on March 20, 2019. Shareholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the EGM Proposals, including the interests of Wright’s directors and executive officers in the transaction, which may be different than those of Wright’s shareholders generally, by reading the proxy statement and other relevant documents regarding the transaction which will be filed with the SEC.